                                  EXHIBIT 99.1

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (this "Agreement"), effective as of November 29, 2006
(the "Effective Date"), between JAMES J. McNAMARA ("Executive") and iDNA, INC., a Delaware corporation ("Employer").

     In consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   EMPLOYMENT OF EXECUTIVE

     Employer hereby agrees to employ Executive, and Executive hereby agrees to be and remain in the employ of Employer, upon the terms and conditions hereinafter set forth.

2.   EMPLOYMENT PERIOD; EMPLOYMENT YEAR

     2.1 Employment Period. Subject to earlier termination as provided in
Section 5, the term of Executive's employment under this Agreement shall commence as of the date hereof and shall continue until January 31, 2010 (the
"Initial Employment Period"). Unless either party gives notice of non-renewal at least ninety (90) days prior to the expiration of the Initial Employment Period or any extension thereof, the term of this Agreement shall be extended for an additional one (1) year period beyond the end of the Initial Employment Period, or the end of any extension thereof, as the case may be (the Initial Employment
Period and any extension thereof is hereafter referred to as the "Employment
Period").

     2.2 Employment Year. Each 12-month period ending on January 31 shall be hereinafter considered an "Employment Year."

3.   DUTIES AND RESPONSIBILITIES; PLACE OF PERFORMANCE

     3.1 Duties and Responsibilities. During the Employment Period, Executive
shall have the titles of Chief Executive Officer and, if elected to the Board of
Directors by shareholders, Chairman of the Board of the Employer. Executive
shall devote substantially all of his business time to the Employer. Executive shall be responsible for the affairs of the Employer and its subsidiaries in pursuit of the Employer's Business. Executive shall perform such duties, consistent with his status as Chairman of the Board and Chief Executive Officer of Employer, as he may be assigned from time to time by Employer's Board of
Directors (the "Board").

     3.2 Place of Performance. In connection with his employment during the
Employment Period, the Executive shall be based at the Employer's current principal offices in New York, New York or such other principal offices as may be established in the future by the Board. Executive shall travel to such principal office, as necessary, from his home and included in Executive's Base
Salary (defined in 4.1 below) is a travel allowance of $20,000 as reimbursement by Employer for all

expenses thereof. Employer shall maintain an office for the Executive in New
York, New York. Executive may maintain a home office at his primary residence which is currently located in Palm Beach County, Florida.

4.   COMPENSATION AND RELATED MATTERS

     4.1 Base Salary. Employer shall pay to Executive in the first Employment
Year a base salary at the rate of $590,000 per annum, subject to increase at the discretion of the Board (the initial base salary, including any Board approved increase thereof, the "Base Salary"), and in each successive Employment Year during the Initial Employment Period shall increase by fifteen thousand dollars
($15,000) per annum, which shall be paid to Executive in arrears bi-weekly in accordance with the customary practices of the Employer.

     4.2 Incentive Compensation. Prior to the commencement of each Employment
Year, the Board of Directors shall set forth certain performance objectives
(each a "Milestone") for the Employer to achieve during each Measurement Period
(defined below) during the Initial Employment Period. A Measurement Period is
considered the 12-month period commencing February 1st and ending January 31st to coincide with the Employer's Fiscal Periods with the first Measurement Period commencing on February 1, 2007. To the extent the relevant Milestone for any
Employment Year is achieved, Executive shall receive a cash bonus based on a target of $200,000 per year (the "Target Bonus"). Executive's bonus in any
Employment Year may be increased above the Target Bonus if, in the opinion of the Board, such increase is appropriate to reward Executive's performance for such year (the Target Bonus, together with any increase, being hereinafter referred to as the "Bonus"). Except as otherwise set forth in Section 6 hereof, if any Milestone for the Employment Year in which the Employment Period terminates has been achieved prior to such termination, Executive shall be entitled to receive the pro-rata amount of the Target Bonus earned as a result of achieving the Milestone.

     (a) Achievement of multiple Milestones in any Employment Year shall not entitle Executive to more than 100% of the Target Bonus for such Employment
Year, unless the Board increases the Bonus with respect to such Employment Year.
The maximum aggregate Target Bonus during the Initial Employment Period shall be three (3) times the Target Bonus, unless the Board increases the Bonus with respect to one or more Employment Years.

     (b) In the event of a Change in Control (as defined below) of Employer,
Executive shall be immediately entitled to the full amount of the Target Bonus with respect to any Employment Years remaining in the Employment Period. As used in this Agreement, the term "Change in Control" means, subject to the limitations noted below, (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Employer; (ii) any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of shares of capital stock of the Employer such that any person or group (other than the holders generally of the Employer's capital stock immediately prior to such transaction or series of transactions) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than thirty-three percent (33%) of the aggregate ordinary voting power represented by the issued and outstanding voting securities of the

Employer; or (iii) any merger, consolidation, recapitalization, acquisition or similar transaction (other than any such transaction involving only the Employer and/or one or more wholly owned subsidiaries of the Employer) in which the outstanding voting securities of the Employer are converted into or exchanged for cash, securities or other property, such that immediately after such transaction any person or group (other than the holders generally of such capital stock immediately prior to such transaction or series of transactions)
shall become the owner, directly or indirectly , beneficially or of record, of shares representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding voting securities of the
Employer. A Change of Control shall not occur as a consequence of the effect(s)
of (a) public offering approved by the Board of Directors of Employer, (b) the exercise of any warrants or stock options pursuant the terms of the Employer equity incentive plans, (c) exercise of warrants or stock options not under a an equity incentive plan outstanding as of November 29, 2006 or (d) the conversion of the Employers Convertible Note outstanding at November 29, 2006,

     4.3 Annual Bonus. Executive shall receive an annual bonus based upon increases expressed in terms of the Stock Price of Employer. As used herein,
"Stock Price" shall mean the average of the closing bid prices of the Common
Stock ("Common Stock"), par value $.05 per share, of Employer, as reported by the principal market where the Common Stock is then traded, over the 20 trading days preceding January 31st in each Measurement Period in each Employment Year
(as adjusted for stock splits, stock dividends, reclassification or other similar events). If, at the end of the particular Employment Year, the
Employer's Stock Price exceeds the Employers Stock Price of the previous
Employment Anniversary by 125% and the Board of Directors deems that the
Employer has sufficient working capital, Executive shall be entitled to a cash bonus of $100,000 per annum. Any Bonus earned as a result of achieving the stock price target and approved by the Board of Directors, based upon sufficient working capital of the Employer, shall be paid to Executive within sixty business days of the end of the Employment Year in which the Milestone is achieved.

     4.4 Life Insurance. Employer shall maintain in effect at all times during the Employment Period, at Employer's expense, a policy of split dollar life insurance on the life of Executive with a maximum death benefit no greater than
$2.0 million, naming such person as Executive shall designate from time to time as the owner and beneficiary thereof; provided, however, that the premium for such life insurance shall not exceed $50,000 per year.

     4.5 Automobile Allowance. Employer shall provide Executive with a monthly allowance during the Employment Period of $1,500 to cover the costs of a leased automobile, including maintenance, fuel, and insurance.

     4.6 Other Benefits. During the Employment Period, subject to, and to the extent Executive is eligible under their respective terms, Executive shall be entitled to receive such fringe benefits as are, or are from time to time hereafter generally provided by Employer to Employer's senior management employees or other employees (other than those provided under or pursuant to separately negotiated individual employment agreements or arrangements) under any pension or retirement plan, disability plan or insurance, group life insurance, medical and dental insurance,

accidental death and dismemberment insurance, travel accident insurance or other similar plan or program of Employer. To the degree that Employer's medical insurance does not fully cover the cost of an annual physical examination for
Executive, Employer shall reimburse Executive for such expense promptly after such expense is incurred. Executive's Base Salary shall (where applicable)
constitute the compensation on the basis of which the amount of Executive's benefits under any such plan or program shall be fixed and determined.

     4.7 Expense Reimbursement. Employer shall reimburse Executive for all business expenses reasonably incurred by him in the performance of his duties under this Agreement upon his presentation of signed, itemized accounts of such expenditures, all in accordance with Employer's procedures and policies as adopted and in effect from time to time and applicable to its senior management employees.

     4.8 Vacations. Executive shall be entitled to 20 days paid vacation for each Employment Year during the Employment Period, in accordance with the
Employer's vacation policy as in effect from time to time. The Executive shall also be entitled to paid holidays and personal days in accordance with the
Employer's practice with respect to same as in effect from time to time.

     4.9 Equity Incentives. In order to provide further incentive to Executive and align the interests of Executive with those of the stockholders of Employer,
Employer shall grant to Executive equity incentives consisting of shares of
Common Stock and options to purchase shares of Common Stock ("Options").

     (a) Share Grant. As a signing bonus, Executive shall be granted 500,000 shares of Common Stock provided however that the Executive agrees in the event of the resignation or termination of the Executive for any reason prior to the expiration of the Initial Term, the Employer may redeem and repurchase at the rate of $0.01 per share (i) 375,000 shares of Common Stock prior to the
Employee's First Anniversary, (ii) 250,000 shares of Common Stock after the
First Anniversary but prior to the Second Anniversary or (iii) 125,000 shares of
Common Stock after the Second Anniversary but prior to the Third Anniversary.
The Common Stock granted pursuant to Section 4.9 of this Agreement will bear an appropriate legend concerning the Employers redemption and repurchase rights.

     (b) Option Awards. As of the date that this Agreement is approved by the
Board and executed by the Executive, Employer shall grant to Executive stock options to purchase 500,000 shares of Common Stock at the following exercise prices per share (i) 125,000 shares at $0.61, (ii) 125,000 shares at $0.73,
(iii) 125,000 shares at $0.88 and (iv) 125,000 shares at $1.05.

     (c) Option Awards Terms. The stock options awarded in Section 4.9(b) of this Agreement shall be subject to the following additional terms:

          (i) be subject to an option agreement containing terms substantially similar to the terms generally provided in the option agreements of the
Employer's other senior managers (except as otherwise modified herein);

          (ii) have a term of 7 years from the date of grant;

          (iii) shall be fully vest and be exerciseable, as follows:

               a.   Options with respect to 125,000 shares shall vest and be
                    exerciseable immediately;

               b.   Options with respect to 125,000 shares shall vest and be
                    exercisable provided that the Executive remains employed by the Employer by such date, on and after November 29, 2007;

               c.   Options with respect to 125,000 shares shall vest and be
                    exerciseable provided that the Executive remains employed by the Employer by such date, on and after November 29, 2008;
                    and

               d.   Options with respect to 125,000 shares shall vest and be
                    exerciseable provided that the Executive remains employed by the Employer by such date, on and after November 29, 2009;

               provided, however, that upon a Change of Control, all Options that have not yet vested and become exerciseable shall be deemed to have vested and have become exerciseable as of the time immediately preceding such Change of Control;

          (iv) shall provide for cashless exercise of such Options;

          (v) be issued under a qualified omnibus long-term incentive plan (a
"Plan") that will provide for Incentive Stock Options pursuant to Internal
Revenue Code ("Code") Section 422, non-qualified stock options and other forms of long-term incentives. If the Employer does not have a Plan applicable to the
Executive or if an existing Plan does not provide for the foregoing terms or if sufficient shares are not available for grant under an existing Plan, Employer undertakes to implement a Plan to provide for the issuance of Executive's
Options. Failure of the Employer to implement such a Plan shall not prevent
Executive's right to receive his Options and he may elect, in his sole discretion, to receive Options not subject to a Plan.

     (d) From time to time, the Board may, in its discretion, grant additional
Options to Executive, on such terms as the Board determines.

5.   TERMINATION OF EMPLOYMENT PERIOD

     5.1 Termination Without Cause; Voluntary Termination by Executive. Employer
may, by written notice to Executive at any time during the Employment Period, terminate the Employment Period without Cause (as defined below). Executive may, by written notice to

Employer at any time during the Employment Period, voluntarily resign from the
Employer and terminate the Employment Period. A termination under this section shall be effective immediately.

     5.2 By Employer for Cause. Employer may, at any time during the Employment
Period, by written notice to Executive, terminate the Employment Period and this
Agreement for "Cause" (as defined below) effective immediately, except as otherwise provided below. The notice shall set forth in reasonable detail the basis for such termination. In the event that it is possible for the Executive to cure or correct the circumstances set forth in the notice, the termination shall not be effective until the date that is thirty (30) days following the date on which such notice is given and the circumstances set forth in the notice shall not constitute "Cause" if within thirty (30) days of such notice,
Executive cures or corrects such circumstances. The Employer shall have "Cause"
to terminate the Executive's employment hereunder upon the Executive's:

     (a) fraud, embezzlement, or any other illegal act committed intentionally by the Executive in connection with the Executive's duties as an executive of the Employer or any subsidiary or affiliate of the Employer that causes or may reasonably be expected to cause substantial economic injury to the Employer or any subsidiary or affiliate of the Employer,

     (b) conviction of any felony which causes or may reasonably be expected to cause substantial economic injury to the Employer or any subsidiary or affiliate of the Employer, or

     (c) willful or grossly negligent commission of any other act or failure to act which causes or may reasonably be expected (as of the time of such occurrence) to cause substantial economic injury to or substantial injury to the reputation of the Employer or any subsidiary or affiliate of the Employer, including, without limitation, any material violation of the Foreign Corrupt
Practices Act, as described herein below. An act or failure to act on the part of Executive shall be considered "willful" if done, or omitted to be done, by
Executive in bad faith or without a reasonable belief that the act or omission was in the best interest of Employer.

     5.3 By Executive for Good Reason. Executive may, at any time during the
Employment Period by written notice to Employer, terminate the Employment Period under this Agreement for "Good Reason" (as defined below) effective immediately, subject to the notice and cure period provided for below. For the purposes hereof, "Good Reason" means any of the following without Executive's consent:
(A) subject to Section 3 above, a material and adverse change in the nature and scope of Executive's authority and duties from those exercised or performed by
Executive immediately after the Effective Date; (B) a material breach of this
Agreement by Employer (including, but not limited to, failure to pay any amount due to Executive when due, diminution of Executive's duties and responsibilities or a change in Executive's place of performance); provided, however, that the circumstances set forth in this Section 5.3(A) and (B) will not be Good Reason if within 30 days of notice by the Executive to the Employer, Employer cures such circumstances.

     5.4 Disability. During the Employment Period, if, as a result of physical or mental incapacity or infirmity, Executive shall be unable to perform his duties under this Agreement for (i)

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a continuous period of at least 120 days, or (ii) periods aggregating at least
180 days during any period of 12 consecutive months (each a "Disability
Period"), and at the end of the Disability Period there is no reasonable probability that Executive can promptly resume his duties hereunder, Executive shall be deemed disabled (the "Disability") and Employer, by notice to
Executive, shall have the right to terminate the Employment Period for
Disability at, as of or after the end of the Disability Period. The existence of the Disability shall be determined by a reputable, licensed physician. The parties shall attempt to agree on such a physician. In the event that the parties are unable to so agree, such physician shall be selected by an arbitrator provided by the American Arbitration Association in New York, New
York. Executive shall cooperate in all reasonable respects to enable an examination to be made by such physician.

     5.5 Death. The Employment Period shall end on the date of Executive's death.

6.   TERMINATION COMPENSATION

     6.1 Termination With or Without Cause by Employer or With or Without Good
Reason by Executive. If the Employment Period is:

     (a) terminated by Employer with Cause or by Executive without Good Reason, or the Agreement is not renewed after the Initial Employment Period, Employer will pay to Executive eighteen (18) months of salary and benefit continuation based upon the Executive's then Base Salary and other benefits set forth in
Sections 4.1, 4.4, 4.5 and health insurance, subject to the qualifications of the respective benefit programs of the Employer (collectively, "Benefits").
Employer shall have the right, exercisable in its sole discretion, to make such payment in (i) installments over such eighteen (18) month period, commencing on
Employer's first regular payroll date following the effective date of termination, or (ii) a lump sum, equal to eighteen (18) months of Base Salary and Benefits, discounted to twelve (12) months of such payments, payable to
Executive within ten (10) days of the effective date of termination.

     (b) terminated by Employer without Cause or by Executive for Good Reason,
Employer will pay Executive thirty (30) months of salary and Benefits continuation, based on Executive's then Base Salary and Benefits. Employer shall have the right, exercisable in its sole discretion, to make such payment in (i)
installments over such thirty (30) month period, commencing on Employer's first regular payroll date following the effective date of termination, or (ii) a lump sum equal to thirty (30) months of Base Salary and Benefits, discounted to eighteen (18) months of such payments, payable within ten (10) days of the effective date of termination. The salary continuation payments shall be subject to Employer's standard payroll practices. If such Benefits cannot be provided under the Employer's programs, such benefits will be provided on a tax effective basis on an individual basis to the Executive.

     6.2 Termination by Reason of Death. If the Employment Period is terminated by death, pursuant to the provisions of Section 5.5, Employer shall pay to
Executive's estate, within thirty (30) days of the effective date of termination, Executive's Base Salary through the date of termination plus
Executive's Base Salary for an additional ninety (90) days.

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     6.3 Certain Other Terminations. If the Employment Period is terminated by
Employer pursuant to the provisions of Sections 5.2 or 5.4, Employer shall pay to Executive, within thirty (30) days of the effective date of termination,
Executive's Base Salary through the effective date of termination. If the effective date of termination occurs after a Milestone has been achieved,
Employer shall also pay to Executive, when due, subject to the provisions of
Sections 4.2 and 4.3 hereof, the Bonus for such Employment Year. Employer shall have no obligation to continue any other benefits provided for in Section 4 past the effective date of termination, except as otherwise expressly provided in
Section 6.1 above.

     6.4 No Other Termination Compensation. Executive shall not, except as set forth in this Section 6, be entitled to any compensation following termination of the Employment Period.

     6.5 Mitigation of Damages. In the event of any termination of the
Executive's employment by the Employer, the Executive shall not be required to seek other employment to mitigate damages, and any income earned by the
Executive from other employment or self-employment shall not be offset against any obligations of the company to the Executive under this Agreement. The
Employer's obligations hereunder and the Executive's rights to payment shall not be subject to any right of set-off, counterclaim or other deduction by the
Employer not in the nature of customary withholding, other than in any judicial proceeding or arbitration.

7.   PARACHUTE PAYMENTS

     (a) If it is determined (as hereafter provided) that by reason of any payment or Option vesting occurring pursuant to the terms of this Agreement (or otherwise under any other agreement, plan or program) upon a Change in Control
(collectively, a "Payment"), the Executive would be subject to the excise tax imposed by Code Section 4999 (the "Parachute Tax"), then the Executive shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any
Parachute Tax) imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Parachute Tax imposed upon the
Payment.

     (b) Subject to the provisions of Section 7(a) hereof, all determinations required to be made under this Section 7, including whether a Parachute Tax is payable by the Executive and the amount of such Parachute Tax and whether a
Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the nationally recognized firm of certified public accountants (the
"Accounting Firm") used by the Employer prior to the Change in Control (or, if such Accounting Firm declines to serve, the Accounting Firms hall be a nationally recognized firm of certified public accountants selected by the
Executive). The Accounting Firm shall be directed by the Employer or the
Executive to submit its preliminary determination and detailed supporting calculations to both the Employer and the Executive within 15 calendar days after the determination date, if applicable, and any other such time or times as may be requested by the Employer or the Executive. If the Accounting Firm
determines that any Parachute Tax is payable by the Executive, the Employer shall pay the required Gross-Up Payment to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.
If the Accounting Firm determines that no Parachute Tax is payable by the
Executive, it shall, at the same time as it makes such determination, furnish the Executive with

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an opinion that he has substantial authority not to report any Parachute Tax on his federal tax return. Any good faith determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Employer and the
Executive absent a contrary determination by the Internal Revenue Service or a court of competent jurisdiction; provided, however, that no such determination shall eliminate or reduce the Employer's obligation to provide any Gross-Up
Payments that shall be due as a result of such contrary determination. As a result of the uncertainty in the application of Code Section 4999 at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up
Payments that will not have been made by the Employer should have been made (an
"Underpayment"), consistent with the calculations required to be made hereunder.
In the event that the Employer exhausts or fails to pursue its remedies pursuant to Section 7(f) hereof and the Executive thereafter is required to make a payment of any Parachute Tax, the Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Employer and the
Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Employer to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

     (c) The Employer and the Executive shall provide the Accounting Firm access to and copies of any books, records and documents in the possession of the
Employer or the Executive, as the case may be, reasonably requested by the
Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by Section
7(b) hereof.

     (d) The federal tax returns filed by the Executive (or any filing made by a consolidated tax group which includes the Employer) shall be prepared and filed on a basis consistent with the determination of the Accounting Firm with respect to the Parachute Tax payable by the Executive. The Executive shall make proper payment of the amount of any Parachute Tax, and at the request of the Employer, provide to the Employer true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service, and such other documents reasonably requested by the Employer, evidencing such payment.
If prior to the filing of the Executive's federal income tax return, the
Accounting Firm determines in good faith that the amount of the Gross-Up Payment should be reduced, the Executive shall within five business days pay to the
Employer the amount of such reduction.

     (e) The fees and expenses of the Accounting Firm for its services in connection with the determination and calculations contemplated by Sections 7(b)
and (d) hereof shall be borne by the Employer. If such fees and expenses are initially advanced by the Executive, the Employer shall reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of his payment thereof.

     (f) In the event that the Internal Revenue Service claims that any payment or benefit received under this Agreement constitutes an "excess parachute payment" within the meaning of Code Section 280G(b)(1), the Executive shall notify the Employer in writing of such claim. Such notification shall be given as soon as practicable but not later than 10 business days after

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the Executive is informed in writing of such claim and shall apprise the
Employer of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30 day period following the date on which the Executive gives such notice to the Employer (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Employer notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall (i) give the Employer any information reasonably requested by the Employer relating to such claim; (ii) take such action in connection with contesting such claim as the Employer shall reasonably request in writing from time to time, including without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Employer and reasonably satisfactory to the Executive; (iii)
cooperate with the Employer in good faith in order to effectively contest such claim; and (iv) permit the Employer to participate in any proceedings relating to such claim; provided, however, that the Employer shall bear and pay directly all costs and expenses (including, but not limited to, additional interest and penalties and related legal, consulting or other similar fees) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for and against for any Parachute Tax or income tax or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

     (g) The Employer shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employer shall determine; provided, however, that if the Employer directs the Executive to pay such claim and sue for a refund, the Employer shall advance the amount of such payment to the Executive on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after tax basis, from any Parachute Tax (or other tax, including interest and penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if the Executive is required to extend the statute of limitations to enable the Employer to contest such claim, the
Executive may limit this extension solely to such contested amount. The
Employer's control of the contest shall be limited to issues with respect to which a corporate deduction would be disallowed pursuant to Code Section 280G and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. In addition, no position may be taken nor any final resolution be agreed to by the Employer without the Executive's consent if such position or resolution could reasonably be expected to adversely affect the Executive unrelated to matters covered hereto.

     (h) If, after the receipt by Executive of an amount advanced by the
Employer in connection with the contest of the Parachute Tax claim, the
Executive receives any refund with respect to such claim, the Executive shall promptly pay to the Employer the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto); provided, however, if the amount of that refund exceeds the amount advanced by the
Employer,

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the Executive may retain such excess. If, after the receipt by the Executive of an amount advanced by the Employer in connection with a Parachute Tax claim, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Employer does not notify the Executive in writing of its intent to contest the denial of such refund prior to the expiration of 30 days after such determination, such advance shall be deemed to be in consideration for services rendered after the Date of Termination.

8.   PROFESSIONAL LIABILITY INSURANCE; INDEMNIFICATION

     8.1 Insurance. The Employer will provide coverage for Executive under the
Employer's director and officer professional liability insurance policy to the extent that such insurance is available at commercially reasonable prices.

     8.2 Indemnification. In accordance with the Employers By-Laws and Charter,
Employer shall indemnify the Executive to the fullest extent permitted by law in effect as of the date hereof, or as hereafter amended, against all costs, expenses, liabilities and losses (including, without limitation, attorneys'
fees, judgments, fines, penalties, ERISA excise taxes, penalties and amounts paid in settlement) reasonably incurred by the Executive in connection with a
Proceeding. For the purposes of this section, a "Proceeding" shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative, in which the Executive is made, or is threatened to be made, a party to, or a witness in, such action, suit or proceeding by reason of the fact that he is or was an officer, director or employee of the Employer or is or was serving as an officer, director, member, employee, trustee or agent of any other entity at the request of the Employer.

     (a) Notification and Defense of Claim. Promptly after receipt by the
Executive of notice of the commencement of any Proceeding, the Executive will, if a claim in respect thereof is to be made against the Employer under this
Agreement, notify the Employer in writing of the commencement thereof; but the omission to so notify the Employer will not relieve the Employer from any liability that it may have to the Executive otherwise than under this Agreement.
Notwithstanding any other provision of this Agreement, with respect to any such
Proceeding as to which the Executive gives notice to the Employer of the commencement thereof:

          (i) The Employer will be entitled to participate therein at its own expense; and

          (ii) Except as otherwise provided in this Section 8.2(a)(ii) to the extent that it may wish, the Employer, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to the Executive. After notice from the Employer to the
Executive of its election to so assume the defense thereof, the Employer shall not be liable to the Executive under this Agreement for any legal or other expenses subsequently incurred by the Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Executive shall have the right to employ the Executive's own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Employer of its assumption of the defense thereof shall be at the expense of the Executive unless (a) the employment of counsel by the
Executive

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has been authorized by the Employer, (b) the Executive shall have reasonably concluded that there may be a conflict of interest between the Employer and the
Executive in the conduct of the defense of such Proceeding (which conclusion shall be deemed reasonable if, without limitation, such action shall seek any remedy other than money damages and the Executive would be personally affected by such remedy or the carrying out thereof), or (c) the Employer shall not in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the
Employer. The Employer shall not be entitled to assume the defense of any
Proceeding brought against the Executive by or on behalf of the Employer or as to which the Executive shall have reached the conclusion provided for in clause
(b) above.

9.   CONFIDENTIALITY

     Unless otherwise required by law or judicial process, Executive shall retain in confidence during the Employment Period and after termination of
Executive's employment with Employer pursuant to this Agreement all confidential information known to the Executive concerning Employer and its businesses. The obligations of Executive pursuant to this Section 9 shall survive the expiration or termination of this Agreement.

10.  NONCOMPETITION.

     10.1 General. For the duration of the Employment Period and the applicable
Non-Compete Period (as defined below), the Executive shall not directly or indirectly, engage in any Competitive Activity (as defined below) in competition with the Employer. "Competitive Activity" shall mean: (A) the development, providing, marketing, administration, management, or acting as a consultant in the providing of, the principal operating business(es) of the Employer at the time of termination, (B) the participation, directly or indirectly, in any business which is the same as or substantially similar to or is or would be competitive with strategic communication or theatre exhibition businesses of the
Employer at the time; and (C) becoming an employee, director, officer, consultant, independent contractor, lecturer or advisor of or to, or otherwise providing services to, any business, individual, partnership, firm, association or corporation, if the Executive's duties relate in any manner to the business of developing, providing, marketing, administering, managing, or acting as a consultant in the providing of, the principal operating business(es) of the
Employer at the time of termination. Nothing herein, however, shall prohibit
Executive from acquiring or holding any issue of stock or securities of any business, individual, partnership, firm, or corporation (collectively "Entity")
which has any securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities, provided that at any one time he and members of his immediate family do not own more than five percent of the voting securities of any such Entity. The obligations of
Executive pursuant to this Section 10 shall survive the expiration or termination of this Agreement.

     10.2 Non-Compete Period. Upon termination of Executive's employment for any reason hereunder, the prohibition against Executive engaging in a Competitive
Activity shall remain in effect for a period of eighteen (18) months following
Termination or expiration of this

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Agreement ("Non-Compete Period"). The Executive may be released from the
Non-Compete Period in the event that the Employer does not make payments pursuant to Section 6.1 above provided that (i) Employer is not in dispute of the amount due and (ii) Executive has provided a written statement of default and the Employer has not cured the default within 30 days of receipt of the default notice.

11.  NONSOLICITATION.

     During the Non-Compete Period, Executive shall not directly or indirectly solicit to enter into the employ of any other Entity, or hire, any of the employees of the Employer (or individuals who were employees of the Employer within twelve months of termination of the Non-Compete Period). During the
Non-Compete Period, Executive shall not, directly or indirectly, solicit, hire or take away or attempt to solicit, hire or take away (i) any customer or client of the Employer or (ii) any former customer or client (that is, any customer or client who ceased to do business with the Employer during the one (1) year immediately preceding such date) of the Employer or encourage any customer or client of the Employer to terminate its relationship with the Employer without the Employer's prior written consent. The obligations of Executive pursuant to this Section 11 shall survive the expiration or termination of this Agreement.

12.  NON-DISPARAGEMENT OF THE EXECUTIVE

          The Employer shall not make any oral or written statement about the
          Executive which is intended or reasonably likely to disparage the
          Executive or otherwise degrade his reputation in the business or legal community.

13.  FOREIGN CORRUPT PRACTICES ACT

     The Executive agrees to comply in all material respects with the applicable provisions of the U.S. Foreign Corrupt Practices Act of 1977 ("FCPA"), as
     amended, which provides generally that: under no circumstances will foreign officials, representatives, political parties or holders or public offices be offered, promised or paid any money, remuneration, things of value, or provided any other benefit, direct or indirect, in connection with obtaining or maintaining contracts or others hereunder. When any representative, employee, agent, or other individual or organization associated with the Executive is required to perform any obligation related to or in connection with this Agreement, the substance of this section shall be imposed upon such person and included in any agreement between the
     Executive and any such person. Failure by the Executive to comply in all material respects with the provisions of the FCPA (other than an inadvertent violation on the basis of advice from counsel to the Employer that the conduct in question is not a violation) shall constitute a material breach of this Agreement and shall entitle the Employer to terminate the Executive's employment for Cause.

14.  SUCCESSORS; BINDING AGREEMENT

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     This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by Executive and Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other beneficiary or, if there be no such beneficiary, to
     Executive's estate.

15.  SURVIVORSHIP

     The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

16.  MISCELLANEOUS

     16.1 Notices. Any notice, consent or authorization required or permitted to be given pursuant to this Agreement shall be in writing and sent to the party for or to whom intended, at the address of such party set forth below, by registered or certified mail, postage paid (deemed given five days after deposit in the U.S. mails) or personally or by facsimile transmission (deemed given upon receipt), or at such other address as either party shall designate by notice given to the other in the manner provided herein.

               If to Employer:
                                 iDNA, Inc.
                                 415 Madison Avenue, 7th Floor
                                 New York, New York 10017
                                 Attention: Secretary
                                 Facsimile: 212-644-7070

                                 With a copy to

                                 ReedSmith LLP
                                 599 Lexington Avenue, 29th Floor
                                 New York, New York 10022
                                 Attention: Herbert F. Kozlov
                                 Facsimile: 212-521-5450

               If to Executive:
                                 James J. McNamara
                                 127 Kings Road
                                 Palm Beach. FL 33480
                                 Facsimile: (561) 659-1438

     16.2 Taxes. Employer is authorized to withhold (from any compensation or benefits payable hereunder to Executive) such amounts for income tax, social security,

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unemployment compensation and other taxes as shall be necessary or appropriate in the reasonable judgment of Employer to comply with applicable laws and regulations.

     16.3 Inventions; Work for Hire. Executive hereby agrees to assign and does hereby assign all of Executive's right, title and interest in or to any and all ideas, concepts, know-how, techniques, processes, inventions, discoveries, developments, works of authorship, innovations and improvements (collectively
"Inventions") conceived or made by Executive, whether alone or in concert with others whether patentable or subject to potential copyrights or not, except those that the Executive developed or develops entirely on Executive's own time without using the equipment, supplies, facilities, or confidential or proprietary information of the Employer and provided that such Inventions are unrelated to the business of the Employer. Executive agrees to promptly inform and disclose all Inventions to the Employer in writing and with respect to those
Inventions that Executive is required to assign to the Employer hereunder to provide all assistance reasonably requested by the Employer in the preservation of its interests in the Inventions (such as by executing documents, testifying, etc.), such assistance to be provided at the Employer's expense but without additional compensation to the Executive. Executive agrees that any work prepared by the Executive during the Employment Period which work is subject to assignment under this paragraph and which is eligible for United States copyright protection or protection under the Universal Copyright Convention the
Berne Copyright Convention and/or the Buenos Aires Copyright Convention, shall be a "work made for hire". In the event that any such work is deemed not to be a
"work made for hire". Executive hereby assigns all right, title and interest in and to the copyright in such work to the Employer, and agrees to provide all assistance reasonably requested in the establishment, preservation and enforcement of the Employer's copyright in such work, such assistance to be provided at the Employer's expense but without any additional compensation to
Executive.

     16.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws therein.

     16.5 Dispute Resolution and Arbitration. In the event that any dispute arises between the Employer and the Executive regarding or relating to this
Agreement and/or any aspect of the Executive's employment relationship with the
Employer, AND IN LIEU OF LITIGATION AND A TRIAL BY JURY, the parties consent to resolve such dispute through mandatory arbitration under the Commercial Rules of the American Arbitration Association, before a single arbitrator in New York,
New York. The parties hereby consent to the entry of judgment upon award rendered by the arbitrator in any court of competent jurisdiction.
Notwithstanding the foregoing, however, should adequate grounds exist for seeking immediate injunctive or immediate equitable relief, any party may seek and obtain such relief; provided that, upon obtaining such relief, such injunctive or equitable action shall be stayed pending the resolution of the arbitration proceedings called for herein. The parties hereby consent to the exclusive jurisdiction in the state and Federal courts located in the City of
New York, County of New York and State of New York for purposes of seeking such injunctive or equitable relief as set forth above. Each side shall bear its own costs; however any fees assessed by the American Arbitration Association shall be allocated by the arbitrator in his/her sole discretion.

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     16.6 Headings. All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

     16.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     16.8 Severability. If any provision of this Agreement, or any part thereof, is held to be unenforceable, the remainder of such provision and this Agreement, as the case may be, shall nevertheless remain in full force and effect.

     16.9 Entire Agreement and Representation. This Agreement contains the entire agreement and understanding between Employer and Executive with respect to the subject matter hereof. No representations or warranties of any kind or nature relating to Employer or its several businesses, or relating to Employer's assets, liabilities, operations, future plans or prospects have been made by or on behalf of Employer to Executive. This Agreement supersedes any prior agreement between the parties relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the
29th day of November, 2006 and as of the date first above written.

                                 iDNA, INC.

                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                 -----------------------------------------------
                                                James J. McNamara

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